                                                                   Exhibit 10.12

CoreStates Bank, N.A.
2240 Butler Pike
Plymouth Meeting PA 19462
Fax 610 834 2089


                                          [LOGO OF CORESTATES BANK APPEARS HERE]

                                January 17,1998


Total Containment, Inc.
422 Business Center
A 130 North Drive
P.O. Box 939
Oaks, PA 19456

Attention: Pierre Desjardins
           President and CEO


Gentlemen:

       CoreStates Bank is pleased to make the following commitment available:

Borrower(s):              Total Containment, Inc., TCI Environment NV/Sa,
------------              Rene Morin, Inc., and American Containment, Inc.
                          ("Borrower")


Lender:                   CoreStates Bank, N.A. ("Bank")
-------

Loan Amount:              $10,000,000 Secured Revolving Line of Credit.
------------

Use of Proceeds:          Finance current assets and the expenses associated
----------------          with replacing defective pipe manufactured by Dayco
                          Corporation and general corporate purposes.

Loan Payments and
-----------------
Advances:                 All remittances to be directed to a CoreStates
---------                 account. Collected funds will be applied to reduce
                          outstandings under the Loan Facility on a direct
                                                                    ------
                          application basis. Borrowing certificates are to be
                          -----------
                          submitted to the Bank on a weekly basis. Each
                          certificate will indicate a
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January 17, 1998
Total Containment, Inc.                2


                        current accounts receivable balance and the previous month-end inventory amount.

Maturity Date:          June 30, 1999
--------------

Collateral:             First, perfected, security interest in all of borrower's
-----------             existing and future accounts, inventory, general
                        intangibles, and other business assets as defined in current documentation. This facility will be cross-collateralized with all other loans extended to the Company by the Bank.

Borrowing Formula:      Advances will not exceed the lesser of $10,000,000,
------------------      or the sum of the following:

                        Accounts: Loans of up to eighty percent (80%) of the net
                        ---------
                        amount of eligible accounts receivable of the Company. Eligible accounts receivable will be determined by the Bank pursuant to general criteria which will be set forth in the loan documentation. Eligible accounts receivable shall exclude accounts which are unpaid more than sixty (60) days past the original due date thereof, but in any event are unpaid more than ninety (90) days from the original invoice date, and accounts owed by an account debtor which has more than fifty percent (50%) of the aggregate amount thereof unpaid more than 90 days past the original invoice date thereof. In addition, all otherwise eligible receivables will exclude accounts which are contra accounts, poor credits, employee or affiliate accounts receivable, and those other accounts which do not constitute collateral acceptable for leading purposes as outlined in current documentation.

                        Subject to the Bank's determination, foreign accounts receivable payable in the United States in U.S. dollars may be eligible accounts receivable if a letter of credit has been issued with respect to such foreign accounts receivable or credit insurance satisfactory to the Bank covers them or the Bank is otherwise satisfied with the creditworthiness of the account debtor and its ability to collect the foreign accounts receivable. Any
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January 17, 1998
Total Containment, Inc.                 3


                       advance rate with respect to foreign accounts receivable will be determined on an account by account basis.

                       Inventory: Loans of up to twenty-five percent (25%) of
                       ---------
                       the value of eligible inventory of the Company, valued at the lower of cost or market, as determined by the Bank, with cost determined under the first-in-first-out method. Eligible inventory will be determined pursuant to general criteria which will be set forth in the loan documentation. Generally, eligible inventory will exclude packaging, slow-moving or obsolete inventory, and those other items which do not constitute collateral acceptable for lending purposes as outlined in current documentation.

                       The inventory advance rate will temporarily increase to 35% from 7/31/98 through 3/31/99. At 4/30/99, the inventory advance rate will revert to 25%. Inventory advances will not exceed $2,500,000 during the 25% advance rate periods and $3,300,000 during the 35% periods. The advance rates referenced above are conditional upon the Borrower's meeting their final projections as measured by the Financial Covenants.

Guarantor(a):          None
------------

Origination Fee:       $50,000, payable at closing.
---------------

Fees:                  .25% of the unused portion of the revolving line of
----                   credit, payable quarterly in arrears.

Interest Rate:         CoreStates Bank, N.A.'s Prime Rate plus 1/2%, floating.
-------------          Performance based pricing covenants will be incorporated
                       into the agreement based on performance parameters to be achieved in the nine months ending 9/30/98.

                       Letters of Credit: 1.50% commission per annum.


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January 17, 1998
Total Containment, Inc.                 4

Financial
---------
Covenants:              Certain Financial Covenants to be mutually agreed to
---------               by Bank and Borrower

Non-Financial
-------------
Covenants:              Customary for transactions of this type, such as
---------               financial reporting, payment of taxes, compliance with
                        laws, maintenance of corporate existence, maintenance of insurance, no material adverse change, no change in ownership or basic business, such as mergers, acquisitions, guarantees, other liens and other indebtedness.

Events of Default:      Customary for this type of facility, including but not
-----------------       limited to:

                        1) Failure to pay principal, interest, or fees when due;
                        2)  Noncompliance with covenants;
                        3) Any representations or warranty shall prove to be incorrect, false or misleading in a material respect when made;
                        4)  Insolvency, bankruptcy.

Cross Default:          Loan will be cross defaulted with all other loans to
-------------           Borrower from Bank.

Conditions Precedent:   1)  Documentation satisfactory to the Bank and its
--------------------        counsel. Documentation will include an agreed-upon
                            format for a warranty reserve/expenditure report.
                        2)  Subject to receipt and satisfactory review by the
                            Bank of a Certificate of the Borrower that describes in sufficient detail the components of the $18,000,000 Reserve taken as of 9/30/97. Borrower shall provide to the Bank a monthly report which details the Warranty Expenditures for the current period and year to date and reconciles to the Certificate referenced above. Any additional increases to the Dayco Warranty Reserve in excess of $500,000 on a cumulative basis shall constitute a default.
                        3)  Borrowing Base Formula availability at closing of
                            $500,000.


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January 17, 1998
Total Containment, Inc.                5


                                4) Legal and out-of-pocket expenses incurred by the Bank to document this transaction shall be for the account of the Borrower.

                                5) Satisfactory review of Borrower's books and records by the Bank's collateral auditors.

                                6) Fire and hazard insurance on all personal and real property with the Bank named Lender Loss Payee as its interests may appear on all policies of insurance covering assets in which the Bank has a security interest.

                                7) No material adverse change in the financial condition of Borrower.

                                8) Satisfactory results in our continuing due diligence including customary bank, trade, and professional checkings.

                                9) Borrower will utilize CoreStates as primary bank of account.

                                10) The existing $1,500,000 equipment revolving
                                    facility will be reduced to $1,058,000, of which $808,000 has been drawn down as of this date. This limit anticipates financing 80% of the purchase and installation of equipment (subject to terms in the existing agreements).

                                11) Subject to the receipt and satisfactory
                                    review by the Bank of the Borrower's monthly financial statements, including Balance Sheet, Income Statement and Cash Flow Statement for the years 1998 and 1999.

Financial Reporting:            1)  Borrower will deliver to Bank its annual
--------------------                financial statements and 10-K within 90 days
                                    of the close of its fiscal year; Quarterly financial statements and 10-Q, within 45 days after the end of each quarter; and Monthly financial statements within 30 days of each month end. The annual financial statements will be audited by an independent accounting firm acceptable to the Bank.

                                2) Borrower will deliver to the Bank monthly, within 15 days of month end: accounts receivable and accounts payable agings, a borrowing base summary certificate, and a warranty reserve expenditure/progress report.
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January 17, 1998
Total Containment, Inc.                 6



Governing Law:          Commonwealth of Pennsylvania
-------------

Collateral Audits:      Two (2) audits will be performed in the first twelve
-----------------       months by Bank auditors. Cost of said audits to be
                        absorbed by the Borrowers Per audit, as follows:

                        - 100% of amounts up to $6,000; plus
                        - 50% of amounts over $6,000 but less than $10,000.
                        - Borrowers will not be responsible for any amounts in
                          excess of $10,000.
                        Bank reserves the right to conduct additional collateral audits at its discretion.

This letter is intended solely for the Borrower, is not assignable by the Borrower, and shall not benefit or be relied upon by any third party without prior written consent of the Bank.

If the foregoing is satisfactory, please evidence that fact, intending to be legally bound hereby, by having the copy of this letter enclosed for that purpose signed by all parties indicated and returning the executed copy to us. Unless the Bank receives acceptance of this letter by the Borrower on or before February 20, 1998, the terms set forth herein shall, at the option of the Bank, become null and void.
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January 17, 1998
Total Containment, Inc.                 7


We at CoreStates are very pleased about this opportunity and look forward to a mutually beneficial relationship between Total Containment, Inc. and CoreStates Bank.

Very truly yours,


CoreStates Bank, N.A.


By: /s/ Charles H. O'Donnell V.P. for
   ----------------------------
   Charles H. O'Donnell
   Vice President


CHO/sjr


ACCEPTED AND AGREED, INTENDING TO BE LEGALLY BOUND
HEREBY ON February 20, 1998.
          -----------

Total Containment, Inc.


By: /s/ Pierre Desjardins
   ----------------------------
   Pierre Desjardins, President


TCI Environment, NV/SA


By: /s/ Pierre Desjardins
   ----------------------------
   Pierre Desjardins, President


Rene Morin, Inc.


By: /s/ Jeffrey Boehmer
   ----------------------------
   Jeffrey Boehmer, President


American Containment, Inc.


By: /s/ Jeffrey Boehmer
   ----------------------------
   Jeffrey Boehmer, Secretary